Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Senior Director, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2009 SECOND QUARTER EARNINGS

--Company Increases Full Year 2009 EPS Guidance to $1.88-$1.96 --

ST. LOUIS, MISSOURI (July 28, 2009) -- Centene Corporation (NYSE: CNC) today announced its net earnings from continuing operations for the quarter ended June 30, 2009 were $20.7 million, or $0.47 per diluted share, compared to $17.9 million, or $0.40 per diluted share in the 2008 second quarter.  The results of operations for our New Jersey health plan, University Health Plans, are classified as discontinued operations.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios are calculated using revenues excluding premium taxes and investment income.

Second Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,289,000, an increase of 140,200 lives year over year.

•	Premium and Service revenues of $931.3 million, representing 16.1% year over year growth.

•	Health Benefits Ratio (HBR) of 83.1%.

•	General and administrative (G&A) expense ratio of 13.9%.

•	Cash flow from operations of $38.7 million, which is 2.0x net earnings.

•	Days in claims payable of 47.5, an increase from 45.3 days at March 31, 2009.

•	Diluted earnings per share from continuing operations of $0.47, representing 17.5% year over year growth.

•	Increased 2009 EPS guidance range to $1.88-$1.96.

Other Events

•
On July 1, 2009, CeltiCare Health Plan of Massachusetts began serving the Central, Northern, Boston and Southern regions under the Commonwealth Care program. CeltiCare was also recently granted a seal of approval by the Commonwealth Connector Authority for the Commonwealth Choice program.  Commonwealth Choice is part of Massachusetts’ health care program, serving the individual and small group market and is not a subsidized program. CeltiCare now participates in two of the three health coverage programs in Massachusetts.

•
In July 2009, the Company was awarded a tentative contract from the Texas Health and Human Services Commission (HHSC) for the Children’s Health Insurance Program (CHIP) Rural Services Area Managed Care Organization Procurement. The award is contingent upon the successful negotiation and execution of a contract with HHSC.  Our Texas health plan will begin serving members under the new contract on September 1, 2010, continuing through August 31, 2013. The award covers up to 174 primarily rural counties in Texas.

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are pleased that our strategic and operational focus on fundamentals continues to drive this positive operating momentum.”

The following table depicts membership in Centene’s managed care organizations, by state, at June 30, 2009 and 2008:

	June 30,
	2009		2008
Arizona	16,200		—
Florida	22,300		—
Georgia	292,800		278,800
Indiana	196,100		161,700
Ohio	141,200		137,300
South Carolina	46,000		22,500
Texas	443,200		423,700
Wisconsin	131,200		124,800
Total at-risk membership	1,289,000		1,148,800
Non-risk membership	114,000	*	3,500
Total	1,403,000		1,152,300
______________________________
* Increase mainly due to consolidation of our Access Health Solutions LLC investment, effective January 1, 2009.

The following table depicts membership in Centene’s managed care organizations, by member category, at June 30, 2009 and 2008:

	June 30,
	2009	2008
Medicaid	958,600	828,700
CHIP & Foster Care	261,400	256,900
ABD & Medicare	69,000	63,200
Total at-risk membership	1,289,000	1,148,800
Non-risk membership	114,000	3,500
Total	1,403,000	1,152,300

Statement of Operations

•
For the 2009 second quarter, Premium and Service Revenues increased 16.1% to $931.3 million from $802.5 million in the 2008 second quarter.  The increase was primarily driven by membership growth, especially related to the commencement of our Arizona acute care contract in October 2008, the consolidation of Access and conversion of members to our at-risk plan, premium rate increases and the recent acquisition of Celtic in July 2008.

•
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 83.1%, relatively flat compared to 83.0% in the 2008 second quarter. Sequentially, our consolidated HBR decreased from 83.5% in the 2009 first quarter to 83.1% as a result of normal seasonality.  During the second quarter, an increase in outpatient expense attributable to swine flu concerns was offset by lower inpatient and pharmacy costs.

•
Consolidated G&A expense as a percent of premium and service revenues was 13.9% in the second quarter of 2009, an increase from 13.6% in the second quarter of 2008.  G&A expense increased in the quarter ended June 30, 2009 compared to 2008 as a result of new business initiatives including the acquisition of Celtic, the consolidation of Access Health Solutions LLC and the start up of CeltiCare health plan in Massachusetts.

•	Earnings per diluted share from continuing operations were $0.47, compared to $0.40 in the 2008 second quarter.

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 3

Balance Sheet and Cash Flow

At June 30, 2009, the Company had cash and investments of $852.8 million, including $825.8 million held by its regulated entities and $27.0 million held by its unregulated entities.  Medical claims liabilities totaled $394.8 million, representing 47.5 days in claims payable, an increase of 2.2 days from March 31, 2009.  Total debt was $288.8 million and debt to capitalization was 33.0%.  Year to date cash flow from operations was $62.1 million.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, March 31, 2009	45.3
Timing of claims payments	1.5
Increase in claims processing inventory	1.1
Payment of annual provider bonuses	(0.4)
Days in claims payable, June 30, 2009	47.5

Outlook

The table below depicts the Company’s annual guidance for 2009:

Full Year 2009
	Low	High
Premium and Service revenues (in millions)	$ 3,750	$ 3,850
Earnings per diluted share	$ 1.88	$ 1.96

Conference Call
As previously announced, the Company will host a conference call Tuesday, July 28, 2009, at 8:30 A.M. (Eastern Time) to review the financial results for the second quarter ended June 30, 2009, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live Internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Time) on Tuesday, August 11, 2009, at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 15407585.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the Children’s Health Insurance Program (CHIP), as well as Aged, Blind, or Disabled (ABD), Foster Care, Long-Term Care and Medicare (Special Needs Plans). The Company operates local health plans and offers a wide range of health insurance solutions to individuals and the rising number of uninsured Americans. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, pharmacy benefits management and medication adherence. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company’s estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene’s Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$382,700	$370,999
Cash and cash equivalents of discontinued operations	1,799	8,100
Total cash and cash equivalents	384,499	379,099
Premium and related receivables, net of allowance for uncollectible accounts of $48 and $595, respectively	157,863	92,531
Short-term investments, at fair value (amortized cost $60,749 and $108,469, respectively)	61,217	109,393
Other current assets	73,686	75,333
Current assets of discontinued operations other than cash	8,499	9,987
Total current assets	685,764	666,343
Long-term investments, at fair value (amortized cost $387,166 and $329,330, respectively)	394,395	332,411
Restricted deposits, at fair value (amortized cost $14,436 and $9,124, respectively)	14,526	9,254
Property, software and equipment, net of accumulated depreciation of $88,469 and $74,194, respectively	194,277	175,858
Goodwill	218,121	163,380
Intangible assets, net	22,714	17,575
Other long-term assets	28,957	59,083
Long-term assets of discontinued operations	27,455	27,248
Total assets	$1,586,209	$1,451,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$394,787	$373,037
Accounts payable and accrued expenses	181,605	219,566
Unearned revenue	62,958	17,107
Current portion of long-term debt	243	255
Current liabilities of discontinued operations	23,851	31,013
Total current liabilities	663,444	640,978
Long-term debt	288,513	264,637
Other long-term liabilities	48,678	43,539
Long-term liabilities of discontinued operations	557	726
Total liabilities	1,001,192	949,880

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 45,344,717 and 45,071,179 shares, respectively	45	45
Additional paid-in capital	273,029	263,835
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	5,081	3,152
Retained earnings	313,924	275,236
Treasury stock at cost (2,369,133 and 2,083,415 shares, respectively)	(46,405)	(40,996)
Total Centene stockholders’ equity	545,674	501,272
Noncontrolling interest	39,343	—
Total stockholders’ equity	585,017	501,272
Total liabilities and stockholders’ equity	$1,586,209	$1,451,152

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Premium	$909,698	$783,996	$1,794,704	$1,520,810
Service	21,591	18,466	45,440	38,996
Premium and service revenues	931,289	802,462	1,840,144	1,559,806
Premium tax	108,180	21,468	131,760	43,352
Total revenues	1,039,469	823,930	1,971,904	1,603,158
Expenses:
Medical costs	755,706	650,878	1,495,046	1,260,252
Cost of services	14,559	14,437	30,521	30,613
General and administrative expenses	129,221	109,270	251,500	204,763
Premium tax	108,548	21,468	132,490	43,352
Total operating expenses	1,008,034	796,053	1,909,557	1,538,980
Earnings from operations	31,435	27,877	62,347	64,178
Other income (expense):
Investment and other income	4,418	5,434	8,031	13,016
Interest expense	(4,160)	(4,065)	(8,146)	(8,059)
Earnings from continuing operations, before income tax expense	31,693	29,246	62,232	69,135
Income tax expense	11,789	11,363	22,634	26,319
Earnings from continuing operations, net of income tax expense	19,904	17,883	39,598	42,816
Discontinued operations, net of income tax (benefit) expense of $(196), $(116), $(356) and $148, respectively	(485)	320	(934)	1,010
Net earnings	19,419	18,203	38,664	43,826
Noncontrolling interest (loss)	(811)	―	(24)	―
Net earnings attributable to Centene Corporation	$20,230	$18,203	$38,688	$43,826

Amounts attributable to Centene Corporation common shareholders:
Earnings from continuing operations, net of income tax expense	$20,715	$17,883	$39,622	$42,816
Discontinued operations, net of income tax (benefit) expense	(485)	320	(934)	1,010
Net earnings	$20,230	$18,203	$38,688	$43,826

Net earnings (loss) per share attributable to Centene Corporation:
Basic:
Continuing operations	$0.48	$0.41	$0.92	$0.99
Discontinued operations	(0.01)	0.01	(0.02)	0.02
Earnings per common share	$0.47	$0.42	$0.90	$1.01
Diluted:
Continuing operations	$0.47	$0.40	$0.90	$0.96
Discontinued operations	(0.01)	0.01	(0.02)	0.02
Earnings per common share	$0.46	$0.41	$0.88	$0.98

Weighted average number of shares outstanding:
Basic	43,001,157	43,375,944	43,034,390	43,457,076
Diluted	44,242,339	44,275,601	44,240,071	44,516,890

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2009	2008
	(Unaudited)

Cash flows from operating activities:
Net earnings	$38,664		$43,826
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	20,892		16,229
Stock compensation expense	7,611		7,839
Loss (gain) on sale of investments, net	450		(201)
Deferred income taxes	1,512		11,879
Changes in assets and liabilities —
Premium and related receivables	(23,327)		(23,144)
Other current assets	1,357		(4,294)
Other assets	(608)		(1,671)
Medical claims liabilities	16,369		27,316
Unearned revenue	44,129		(38,753)
Accounts payable and accrued expenses	(48,653)		45,907
Other operating activities	3,723		1,743
Net cash provided by operating activities	62,119		86,676
Cash flows from investing activities:
Capital expenditures	(29,833)		(34,581)
Purchases of investments	(415,052)		(172,873)
Sales and maturities of investments	377,320		210,277
Investments in acquisitions, net of cash acquired, and investment in equity method investee	(7,621)		(7,818)
Net cash used in investing activities	(75,186)		(4,995)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,109		3,029
Proceeds from borrowings	288,000		56,005
Payment of long-term debt	(264,135)		(41,287)
Dividend to noncontrolling interest	(1,749)		―
Contribution from noncontrolling interest	1,042		―
Excess tax benefits from stock compensation	15		2,792
Common stock repurchases	(5,447)		(13,316)
Debt issue costs	(368)		―
Net cash provided by financing activities	18,467		7,223
Net increase in cash and cash equivalents	5,400		88,904
Cash and cash equivalents, beginning of period	379,099		268,584
Cash and cash equivalents, end of period	$384,499		$357,488

Supplemental disclosures of cash flow information:
Interest paid	$7,658		$7,590
Income taxes paid	$31,512		$15,966

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$5,107	$	―

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q2	Q1	Q4	Q3	Q2
	2009	2009	2008	2008	2008
MEMBERSHIP
Managed Care:
Arizona	16,200	15,500	14,900	—	—
Florida	22,300	29,100	—	—	—
Georgia	292,800	289,300	288,300	283,900	278,800
Indiana	196,100	179,100	175,300	172,400	161,700
Ohio	141,200	137,000	133,400	132,500	137,300
South Carolina	46,000	48,500	31,300	26,600	22,500
Texas	443,200	421,100	428,000	433,200	423,700
Wisconsin	131,200	127,700	124,800	122,500	124,800
Total at-risk membership	1,289,000	1,247,300	1,196,000	1,171,100	1,148,800
Non-risk membership	114,000	96,000	3,700	3,700	3,500
TOTAL	1,403,000	1,343,300	1,199,700	1,174,800	1,152,300

Medicaid	958,600	921,100	877,400	850,500	828,700
CHIP & Foster Care	261,400	256,900	257,300	261,800	256,900
ABD & Medicare	69,000	69,300	61,300	58,800	63,200
Total at-risk membership	1,289,000	1,247,300	1,196,000	1,171,100	1,148,800
Non-risk membership	114,000	96,000	3,700	3,700	3,500
TOTAL	1,403,000	1,343,300	1,199,700	1,174,800	1,152,300

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	110,500	104,700	105,000	102,400	99,400
Kansas	41,100	40,600	41,100	40,100	40,000
Bridgeway Health Solutions
Long-term Care	2,400	2,300	2,100	1,900	1,800
TOTAL	154,000	147,600	148,200	144,400	141,200

(a) Includes external membership only.

REVENUE PER MEMBER(b)	$219.75	$220.29	$218.52	$213.28	$214.76

CLAIMS(b)
Period-end inventory	362,200	325,000	269,300	323,200	389,100
Average inventory	234,500	267,600	288,600	298,400	235,300
Period-end inventory per member	0.28	0.26	0.23	0.28	0.34

(b) Revenue per member and claims information are presented for the Managed Care at-risk members.

Centene Corporation Reports 2009 Second Quarter Results July 28, 2009 / Page 8

	Q2	Q1	Q4	Q3	Q2
	2009	2009	2008	2008	2008

DAYS IN CLAIMS PAYABLE (c)	47.5	45.3	48.5	47.9	47.8
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$825.8	$816.8	$798.0	$692.6	$653.1
Unregulated	27.0	28.9	24.1	26.8	29.0
TOTAL	$852.8	$845.7	$822.1	$719.4	$682.1

DEBT TO CAPITALIZATION (d)	33.0%	34.6%	34.6%	34.4%	32.6%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).

OPERATING RATIOS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Health Benefits Ratios
Medicaid and CHIP	83.7%	81.6%	84.2%	80.4%
ABD and Medicare	82.6	88.5	82.0	93.0
Specialty Services	79.8	86.2	79.0	85.2
Total	83.1	83.0	83.3	82.9

Total General & Administrative Expense Ratio	13.9%	13.6%	13.7%	13.1%

MEDICAL CLAIMS LIABILITIES (In thousands)
Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, June 30, 2008	$340,456
Acquisitions	15,398
Incurred related to:
Current period	2,924,510
Prior period	(49,381)
Total incurred	2,875,129
Paid related to:
Current period	2,558,425
Prior period	277,771
Total paid	2,836,196
Balance, June 30, 2009	$394,787

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, increased receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to June 30, 2008.